SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2012

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 11, 2012, the Board of Directors of Walgreen Co. (the “Company”), upon the recommendation of the Compensation Committee, approved the Walgreen Co. Executive Severance and Change in Control Plan (the “Plan”), effective January 1, 2013.

The Plan, when effective, will provide eligible executives certain severance benefits upon an involuntary termination by the Company at any time (other than for cause or upon death or disability, as those terms are defined in the Plan) and, following a change in control (as defined in the Plan), if the participant terminates employment for “good reason” (such as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a significant change in job location, a material diminution in authority, duties, or responsibilities, or a material breach of the Plan by the Company) within one year after the change in control (terminations entitling a participant to a severance benefit, collectively, “Involuntary Terminations”).

The Plan is intended to consolidate and replace (with the consent of current executives) the existing Change-of-Control Employment Agreements (the “Agreements”) between the Company and each of its named executive officers and certain other Company executives in order to provide uniform administration of change in control and severance benefits and to enhance the Company’s ability to attract and retain talented executives. The existing Agreements, which become effective only upon a change in control of the Company, are described under the captions “Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in the Company’s proxy statement for its January 11, 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on November 18, 2011.

The Plan establishes several levels of participants with different levels of severance benefits following an Involuntary Termination. Subject to the terms and conditions of the Plan, eligible participants would be entitled to the following, in addition to any accrued obligations (such as unpaid salary through the termination date) and vested amounts to which they may be entitled under the Company’s benefit plans:

•

Pro-rata actual annual incentive for the fiscal year in which the termination occurs, if the termination date is prior to a change in control and a pro-rata target annual incentive for the fiscal year in which the termination occurs, if the termination date is on or within one year following a change in control;

•

Continued medical, vision, prescription, and/or dental coverage for the duration of the applicable Severance Period, as defined in the table below; or if shorter, until the individual becomes eligible for coverage from another employer or from Medicare; and

•	Severance equal to the sum of base salary and target annual incentive (each determined as of the termination date), multiplied by the applicable Severance Multiple, as defined in the table below.

	Involuntary Termination (prior to or more than 1 year after a change-in-control)		Involuntary Termination or Termination with Good Reason (within 1-year period following a change-in-control)
Title/Benefit Indicator	Severance Multiple[1]	Severance Period	Severance Multiple[1]	Severance Period
CEO	2.0x	24 months	2.5x	30 months
COO, EVP	2.0x	24 months	2.5x	30 months
SVP	1.0x	12 months	2.5x	30 months
Corporate VP	1.0x	12 months	2.0x	24 months
Group VP, “grandfathered” MVP	0.5x	6 months	2.0x	24 months
Division VP (DVP)	0.5x	6 months	2.0x	24 months
Non-DVP directors in Benefit Indicator 516	0.5x	6 months	1.0x	12 months

[1]

Payment is subject to the terms and conditions of the Plan, including execution and delivery by the executive of a general waiver and release. If greater, the Plan provides that the amount provided by generally applicable severance arrangements available to a broad-based group of employees of the Company would be payable instead of the amount based on the indicated severance multiple. For covered terminations prior to a change in control or more than one year after a change in control, the severance multiple is payable in the form or salary continuation over the severance period. For covered terminations within one year after a change in control, the severance multiple is payable in a lump sum.

Participants in the Plan who have ever received or receive (whether prior to or after commencing participation in the Plan) a grant of restricted stock units will be subject to the confidentiality, non-competition, non-solicitation and other restrictive covenants set forth in Article IX of the Plan.

The Plan will be in effect for all officers and other covered executives that join the Company on or after January 1, 2013. Current executives of the Company will also have the opportunity to participate in the Plan as of that date, provided they meet the eligibility requirements. None of the Company’s named executive officers or other executives with an existing Agreement will be eligible to participate in the Plan upon its effectiveness so long as his or her Agreement remains in effect. The Company intends to offer its named executive officers and other executives who currently have an Agreement the opportunity to become covered under the Plan in exchange for terminating their existing Agreement. The Company expects that the Plan will eventually be the only source of severance benefits or enhanced severance payments for executives, whether before, upon or after a change in control.

The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On July 11, 2012, the Company’s Board of Directors appointed James A. Skinner as its non-executive Chairman of the Board, effective immediately. He succeeds Alan G. McNally, who continues to serve as an independent member of the Board. Mr. Skinner has served as an independent member of the Company’s Board of Directors since 2005 and recently retired as the Vice Chairman and Chief Executive Officer of McDonald’s Corporation. A copy of the Company’s press release announcing this development is attached as Exhibit 99.1 hereto.

In connection with the transition described in the preceding paragraph, the Board made the following changes in the composition of its Board Committees: (i) Mr. McNally was appointed to the Nominating and Governance Committee and Finance Committee; (ii) Mr. Skinner resigned from service on the Audit Committee and Compensation Committee and was replaced as Chairman of the Compensation Committee by William C. Foote; (iii) Steven A. Davis became Chairman of the Nominating and Governance Committee, replacing Mr. Foote (who continues to serve on such Committee); and (iv) Mr. Davis was appointed to the Compensation Committee and resigned from service on the Finance Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Walgreen Co. Executive Severance and Change in Control Plan effective January 1, 2013

99.1	Press Release of Walgreen Co. dated July 12, 2012

Cautionary Note Regarding Forward-looking Statements

Statements in this report that are not historical are forward-looking statements. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “continue,” “sustain,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to vary materially from those indicated, including those described in Item 1A (Risk Factors) of Walgreens most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and its subsequent SEC filings, which risks and uncertainties are incorporated herein by reference. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, Walgreens disclaims any obligation to update any forward-looking statements after the distribution of this report, whether as a result of new information, future events, changes in assumptions, or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.

Date: July 16, 2012	By:	/s/ Thomas J. Sabatino, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary